PRICING SUPPLEMENT NO.  1                                       Rule 424(b)(3)
DATED:  April 28, 2003                                     File No. 333-104455
(To Prospectus dated April 24, 2003,
and Prospectus Supplement dated April 24, 2003)

                                 $10,227,293,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $100,000,000    Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 5/1/2003     Fixed Rate Notes [  ]  Certificated Notes [  ]


Maturity Date:  4/29/2005     CUSIP#: 073928ZG1

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Effective Rate

[  ]  Federal Funds Open Rate            Interest Reset Date(s):  *

[  ]  Treasury Rate                      Interest Reset Period:  Monthly

[  ]  LIBOR Reuters                      Interest Payment Date(s):  **

[ x ] LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:  1.46%            Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  +0.14%

* On the 29th of each month prior to Maturity.

** On the 29th of each month and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.